Exhibit 107

Calculation of Filing Fee Table

Form S-8

 Sangoma Technologies Corporation

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value per share	Rule 457(c) and Rule 457(h)	2,384,217(3)	$3.39	$8,082,495.63	$0.00011020	$890.69
		Total Offering Amounts:					$890.69
		Total Fee Offsets:					–
		Net Fee Due:					$890.69

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers such indeterminate number of additional Common Shares, no par value per share (the “Common Shares”), of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Omnibus Equity Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low sale prices of the Common Shares (rounded to the nearest hundredths place), as quoted on The Nasdaq Global Select Market on September 28, 2023.

(3)	Represents 2,384,217 Common Shares, which are issuable pursuant to the Plan.